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                                                                  EXECUTION COPY


                           RESTRICTED STOCK AGREEMENT







     THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is entered into as of July 3, 1997, between BONE, MUSCLE AND JOINT, INC., a Delaware corporation (the "Company"), and the individual identified on the signature page hereto (the "Stockholder"), with reference to the following facts. Certain capitalized terms used herein are defined in Section 6 below.

     A. This Agreement is entered into in connection with and concurrently with that certain Management Services Agreement dated as of the date hereof and effective as of June 1, 1997 (the "Management Services Agreement"), between the Company and Fishman and Stashak, M.D.'s, P.A. (the "Medical Group").

     B. This Agreement is being entered into concurrently with substantially identical Restricted Stock Agreements between the Company and the other partners in or equity owners or employees of the Medical Group identified on Schedule A attached hereto (such individuals and their Permitted Transferees are referred to herein collectively as the "Stockholders").

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Purchase and Sale of Restricted Shares; Representations and Warranties of Stockholder.

     (a) Upon execution of this Agreement, the Company shall, pursuant to
Section 4 and Schedule III of the Management Services Agreement, issue to the Stockholder that number of shares (such shares together with those shares hereafter acquired pursuant to the terms hereof, are referred to herein as the "Restricted Shares") of common stock, $.001 par value (the "Common Stock"), of the Company set forth opposite the Stockholder's name on Schedule A attached hereto. The aggregate shares of Common Stock issued to the Stockholders are referred to collectively herein as "Restricted Stock." Simultaneously with the execution and delivery hereof, the Company is delivering to the Stockholder the certificate(s) representing the Restricted Shares.

     (b) In connection with the issuance of the Restricted Shares hereunder, the Stockholder represents and warrants to the Company that:

          (i) the Restricted Shares to be issued to the Stockholder pursuant to this Agreement shall be acquired for the Stockholder's own account, for investment only and not with a view to, or intention of, distribution thereof in

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     violation of the 1933 Act, or any applicable state securities laws, and the
     Restricted Shares will not be disposed of in contravention of the 1933 Act or any applicable state securities laws;

          (ii) the Stockholder has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies so as to enable the Stockholder to understand and evaluate the risks and benefits of his or her investment in the Restricted Shares;

          (iii) the Stockholder has no need for liquidity in his or her investment in the Restricted Shares and is able to bear the economic risk of his or her investment in the Restricted Shares for an indefinite period of time and understands that the Restricted Shares have not been registered or qualified under the 1933 Act or any applicable state securities laws, by reason of the issuance of the Restricted Shares in a transaction exempt from the registration and qualification requirements of the 1933 Act or such state securities laws and, therefore, cannot be sold unless subsequently registered or qualified under the 1933 Act or such state securities laws or an exemption from such registration or qualification is available;

          (iv) the Stockholder understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Stockholder) promulgated under the 1933 Act, depends on satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts;

          (v) the Stockholder is an individual (A) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000 or
     (B) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and the full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year; or the Stockholder otherwise meets the requirements to be considered an accredited investor, as defined under the 1933 Act; and

          (vi) the Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Restricted Shares and has had full access to or been provided with such other


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     information concerning the Company as he or she has requested.

     (c) This Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Stockholder does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Stockholder is a party or any judgment, order or decree to which the Stockholder is subject.

     (d) As an inducement to the Company to issue the Restricted Shares to the Stockholder and as a condition thereto, the Stockholder acknowledges and agrees that:

          (i) neither the issuance of the Restricted Shares to the Stockholder nor any provision contained herein shall affect the right of the Company to terminate the Management Services Agreement in accordance with its terms; and

          (ii) the Company shall only be obligated to provide to the Stockholder substantially the same information regarding the Company that the Company regularly discloses to its other shareholders.

     2. Vesting of the Restricted Shares.

     (a) Except as otherwise provided in Section 2(b) below, the Restricted Shares shall become vested in accordance with the following schedule, if, as of each such date, (i) the Management Services Agreement has not been terminated,
(ii) there has not been a Cessation of Active Practice (as defined in Section 2(c) below) by the Stockholder, (iii) the Stockholder has not become permanently disabled (as described in Section 3(d)(iv)), and (iv) the Stockholder has not died:

        Anniversary Date                          Percentage of
       of this Agreement                     Restricted Shares Vested
       -----------------                     ------------------------
             First                                     25%
             Second                                    25%
             Third                                     25%
             Fourth                                    25%

For purposes of this Agreement, "Anniversary Date of this Agreement" means June 1 of each year after 1997. Restricted Shares which have become vested are referred to herein as "Vested Shares" and all other Restricted Shares are referred to herein as "Unvested Shares."


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     (b) Notwithstanding the foregoing, in the event of the death of the
Stockholder, in addition to any shares that have vested in accordance with
Section 2(a) above, the number of Unvested Shares, if any, that would have become Vested Shares during the 12-month period immediately following the date of death had such death not occurred shall be deemed Vested Shares as of the date of death.

     (c) For purposes of this Agreement, "Cessation of Active Practice" means a physician Stockholder's failure (other than by reason of death), throughout any twelve-month period (the "Determination Period") ending on the day before any of the vesting dates described in Section 2(a) hereof, to engage in the practice of medicine with the Medical Group on a regular basis, including the performance of orthopedic surgical procedures on a regular basis (except in the case of any Stockholder who did not practice surgery on a regular basis immediately prior to the date hereof), such that (i) the Stockholder was engaged in patient care activities for less than seventy-five percent (75%) of the time that the Stockholder had been engaged in such activities during the twelve-month period immediately preceding the date hereof, and (ii) the Stockholder generated billings that were less than seventy-five percent (75%) of the amount of billings generated by the Stockholder during the twelve-month period immediately preceding the date hereof. Notwithstanding anything to the contrary contained herein, for purposes of making the determination described in clauses (i) and
(ii) above with respect to the Stockholder for any Determination Period, the activities and billings of the Stockholder shall be aggregated with the activities and billings of Dr. Robert Green, for so long as Dr. Green continues to be employed by the Medical Group.

     3. Repurchase of Restricted Shares.

     (a) In the event of the termination of the Management Services Agreement pursuant to Section 13 thereof (the "Repurchase Event") on or before the fourth anniversary of the date hereof, the Company shall have the right (but not the obligation) (the "Repurchase Option"), to be exercised in its sole discretion, to repurchase all or any portion of the Restricted Shares (whether vested or unvested and whether held by the Stockholder or one or more of the Stockholder's Permitted Transferees) pursuant to the terms and conditions set forth in this
Section 3.

     (b) The Company may elect to repurchase all or any portion of the Restricted Shares by delivering written notice (the "Repurchase Notice") to the Stockholder within ninety (90) days after the Repurchase Event; provided, however, that if the Company elects to repurchase less than all of the Restricted Shares, the Company shall first repurchase Unvested Shares and then repurchase that number of Vested Shares, if any, as the


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Company may, in its sole discretion, elect. The Repurchase Notice shall set forth the number of Unvested Shares and Vested Shares to be repurchased, the aggregate consideration to be paid for such shares, and the time and place for the closing of the transaction. The purchase price payable for each Unvested Share shall equal the Original Value of such share and the purchase price payable for each Vested Share shall equal the Fair Market Value of such share. If the Company decides to repurchase Restricted Shares from any Stockholder pursuant to this Section 3(b), then the Company must purchase that number of Restricted Shares which it has elected to repurchase from all of the Stockholders pro rata according to the number of shares of Restricted Stock held by all of the Stockholders at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest whole share).

     (c) The closing of the repurchase of Restricted Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than sixty (60) days nor less than five (5) days after the delivery of the Repurchase Notice. The Company shall pay for the Restricted Shares to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds in the aggregate amount of the repurchase price for such shares; provided, however, that in the event the Medical Group is obligated to pay to the Company any sums in connection with the repurchase of assets by the Medical Group pursuant to Section 13.5 or 14.1 of the Management Services Agreement, the total amount of such sums may be offset by the Company against any amounts owed by the Company to the Stockholder pursuant to this Agreement (if such Stockholder is, at such time, an equity owner of or partner in the Medical Group), such offset amount to be allocated pro rata among all of the Stockholders who at such time hold equity of or are partners in the Medical Group. The Company's payment under this Section 3(c) shall be subject to the terms and provisions of any financing agreement, if any, to which the Company is a party, its certificate of incorporation and the operation of law. The Company shall be entitled to receive representations and warranties from the Stockholder regarding (i) the Stockholder's power, authority and legal capacity to enter into such sale and to transfer valid right, title and interest in such Restricted Shares, (ii) the Stockholder's ownership of such Restricted Shares and the absence of any liens, pledges, and other encumbrances on such Restricted Shares and (iii) the absence of any violation, default, or acceleration of any agreement or instrument pursuant to which the Stockholder or the Stockholder's assets are bound resulting from such sale.

     (d) In the event of the Cessation of Active Practice, the death or permanent disability of the Stockholder

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     (the "Reallocation Event"), the following provisions shall apply.

          (i) Such Stockholder or the estate (in the case of death) of such Stockholder shall transfer to the remaining Stockholders, if any, all of the Unvested Shares (not Vested Shares) held by such Stockholder (such transfer to be made pro rata according to the number of shares of Restricted Stock (vested and unvested) held by all of the Stockholders at the time of the Reallocation Event). Such Unvested Shares shall be transferred for no consideration and the stock certificate(s) representing those shares shall be delivered to the Company, no later than sixty (30) days after the Cessation of Practice, death or disability of the Stockholder, duly endorsed for transfer in accordance with this Section 3(d). The Company shall within thirty (30) days thereafter issue and deliver to each of such remaining Stockholders a certificate representing that number of shares of Restricted Stock which such Stockholder is entitled to receive pursuant to this Section 3(d). The Unvested Shares acquired by the remaining Stockholders shall remain subject to the vesting schedule set forth in Section 2(a) hereof.


          (ii) Notwithstanding anything contained herein to the contrary, in the event that the Management Fee (as defined in the Management Services Agreement) for the 12-month period immediately following the Reallocation Event is less than ninety percent (90%) of the greater of (A) the Management Fee for the 12-month period immediately preceding the Reallocation Event (the "Preceding Period") and (B) the Management Fee for the 12-month period prior to the Preceding Period, the Company shall have the right (but not the obligation), to be exercised in its sole discretion, to repurchase from each of those remaining Stockholders who acquired shares pursuant to Section 3(d)(i) above all or any portion of such shares of Restricted Stock. In the event the Company elects to repurchase such shares, which shares shall be deemed Unvested Shares for the purposes of this Section 3(d)(ii) and Section 3(d)(iii) below, the Company shall do so within 60 days after its determination that such circumstance exists in accordance with the provisions of Section 3(d)(iii) below.


          (iii) In the event that there are no remaining Stockholders to whom the Unvested Shares may be transferred in accordance with Section 3(d)(i) above, the Company shall repurchase all of the Unvested Shares of the Stockholder pursuant to the following terms. The repurchase price for each Unvested Share shall be equal to the Original Value of such share, and such repurchase price shall be paid in full in cash not later than sixty (60) days after the date on



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     which the Company determines that such Reallocation Event has occurred.


          (iv) For purposes of this Section 3(d), if the Stockholder is insured under a disability insurance policy, the determination under such policy as to whether the Stockholder's condition constitutes a permanent disability shall be binding on the parties hereto for purposes of this Section 3(d). If the Stockholder is not insured under a policy of disability insurance, such determination shall be made by an independent qualified physician proposed by the Medical Group, subject to the approval of the Company, which approval shall not be unreasonably withheld.

          (v) Nothing contained in this Section 3(d) shall be construed to eliminate or reduce the right of the Company to repurchase shares of Restricted Stock (whether vested or unvested) from any Stockholder in accordance with the terms and provisions of Section 3(a).

     (e) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Restricted Shares by the Company under this Section 3 shall be subject to applicable restrictions, if any, contained in its certificate of incorporation, any financing agreement to which the Company is a party, Federal law or in the Delaware General Corporation Law and, if any such restrictions prohibit or otherwise delay the repurchase of Restricted Shares hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so.

     (f) In the event that any Restricted Shares are repurchased pursuant to this Section 3, the Stockholder and his or her successors and assigns shall, at the Company's expense, take all reasonable steps to obtain all required third-party, governmental and regulatory consents and approvals and take all other reasonable actions necessary to facilitate consummation of such repurchase in a timely manner.

     4. Transfer Restriction; Legend.

     Except as otherwise expressly provided in Section 3 and except for Permitted Transfers, the Stockholder may not sell or transfer or agree to sell or transfer ("Sale" or "Sell") any Restricted Shares unless such Sale shall be in accordance with the procedures set forth in this Section 4; provided, however, that with respect to this Section 4, Restricted Shares, at any point in time, shall be limited to Vested Shares and at no time shall the Stockholder have the right to Sell Unvested Shares (except as provided in Sections 3(b) and 3(d) hereof):

     (a) In the event that the Stockholder receives a bona fide offer from a third party (the "Prospective


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Stockholder") to purchase all or any part of the Restricted Shares owned by the
Stockholder, the Stockholder shall deliver to the Company a written notice (the "Offer Notice"), which shall be irrevocable for a period of fifteen (15) business days after delivery thereof (the "Offer Period"), offering (the "Offer") all of the Restricted Shares proposed to be Sold by the Stockholder to the Prospective Stockholder at the purchase price and on the terms of the proposed Sale to the Prospective Stockholder (such Offer Notice shall include the foregoing information, a copy of the Prospective Stockholder's bona fide offer and all other relevant terms of the proposed Sale, including the identification of the Prospective Stockholder). The Company shall have the right and option, for a period of fifteen (15) business days after delivery of the Offer Notice, to repurchase all of the Restricted Shares so offered at the purchase price and on the terms stated in the Offer Notice. Such acceptance shall be made by delivering a written notice to the Stockholder within said fifteen (15) business-day period.

     (b) Sales of Restricted Shares under the terms of Section 4(a) above shall be made on a mutually satisfactory business day within fifteen (15) business days after the expiration of the Offer Period. Delivery of certificates or other instruments evidencing such Restricted Shares duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.


     (c) If the Company fails to purchase all of the Restricted Shares offered for Sale pursuant to the Offer Notice, then at any time within sixty (60) business days after the expiration of the Offer Period the Stockholder may Sell all or any part of the remaining Restricted Shares so offered for Sale on terms no more favorable to the Prospective Stockholder than the terms stated in the Offer Notice; provided, however, that the Stockholder shall not, under any circumstances, Sell any Restricted Shares to the Prospective Stockholder if the Board of Directors of the Company, in its sole discretion, determines in good faith that the Prospective Stockholder is a competitor, or an Affiliate of a competitor, of the Company or that such Prospective Stockholder's ownership of such Restricted Shares would be contrary to the best interests of the Company. In the event that all of such Restricted Shares are not Sold by the Stockholder to the Prospective Stockholder during such period, the right of the Stockholder to Sell such Restricted Shares to the Prospective Stockholder shall expire and the obligations of the Stockholder pursuant to this Section 4 shall be reinstated.

     (d) Any Permitted Transferee (other than the Company) shall, as a condition to such transfer, (i) agree to be bound by all of the provisions of this Agreement applicable to the Stockholder and shall evidence such agreement by executing and delivering to the Company a joinder to this Agreement in form and substance satisfactory to the Company, and (ii) if such


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transferee is an equity owner or employee of the Medical Group, execute a noncompetition agreement in form and substance satisfactory to the Company (if such transferee is not, as of the date of such transfer, a party to such an agreement with the Company).

     (e) The certificate(s) representing the Restricted Shares will bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. ADDITIONALLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS, TRANSFER RESTRICTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK AGREEMENT DATED AS OF JULY 3, 1997, BETWEEN THE STOCKHOLDER AND BONE, MUSCLE AND JOINT, INC. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

     (f) The restrictions on transfers of Vested Shares set forth in this
Section 4 shall expire, and shall be of no further force or effect, upon the consummation of the initial public offering of the Company's Common Stock pursuant to the 1933 Act.


     5. Registration Rights.

     (a) Piggyback Registration. If the Company, at any time after that date which is six months after the consummation of the initial public offering of the Common Stock, proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to the Stockholders of its intention so to register the Primary Shares or Other Shares and, upon the written request, given within 15 days after delivery of any such notice by the Company, of any Stockholder to include in such registration Registrable Shares held by such Stockholder (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company in writing that the inclusion of all Registrable Shares requested by the Stockholders to be included in such


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registration, together with the inclusion of all Other Shares, would interfere with the successful marketing (including pricing) of Primary Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

          (i) first, the Primary Shares;

          (ii) second, the Venture Capital Shares requested to be included in such registration by the Venture Capitalists;

          (iii) third, the Lender Securities requested to be included in such registration by the Lenders; and

          (iv) fourth, the Other Shares and the Registrable Shares requested to be included in such registration by the Stockholders and the holders of Other Shares (pro rata based on the number of Other Shares and Registrable Shares held by such holders of Other Shares and Registrable Shares).

     (b) Condition to Registration Obligations. The Corporation shall not be obligated to effect the registration of the Registrable Shares pursuant to
Section 5(a) above unless the Stockholder executes a power of attorney, custody arrangement and other documents customary in such transactions and reasonably required by the managing underwriter thereof prior to the filing of the registration statement.

     (c) Holdback Agreement. If the Company at any time shall register shares of Common Stock under the Securities Act for sale to the public and includes in such registration any Registrable Shares beneficially owned by the Stockholder, the Stockholder shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Restricted Shares (other than those Registrable Shares included in such registration) without the prior written consent of the Company for a period designated in writing by the underwriters managing such offering to the Company (and the Company will so notify the holders of Registrable Shares), which period shall not begin more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days after the effective date of such registration statement.





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     (d) Indemnification.

          (i) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, the Stockholder shall indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such holder of Registrable Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document.


          (ii) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Stockholder against any losses, claims, damages or liabilities (or actions in respect thereof), to which the Stockholder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or state securities or "blue sky" laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus,



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     final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Stockholder.

     (e) Information by Stockholder. In the event the Stockholder elects to sell Registrable Shares pursuant to Section 5(a) above, the Stockholder shall furnish to the Company such written information regarding the Stockholder and the distribution proposed by the Stockholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 5.

     6. Definitions.

     (a) "Affiliate" means, with respect to any Person, (a) any director, officer or equity owner of such Person and (b) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     (b) "Fair Market Value" of each share of Restricted Stock means the average of the closing prices of the sales of the Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any given day, the average of the last bid and asked prices on all such exchanges at the end of such day, or, if on any given day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market National Market System ("Nasdaq") as of 4:00 P.M., New York time, or, if on any given day the Common Stock is not quoted in Nasdaq, the average of the bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive trading days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in Nasdaq or the over-the-counter market, the Fair Market Value shall be that value jointly determined by the Stockholder and the

Company, provided that if they cannot so agree, such value shall be determined by a mutually acceptable investment banking or other qualified firm of national or regional reputation, retained jointly by the Company and the Medical Group, and all fees, expenses and other charges of such firm incurred in connection with such determination of Fair Market Value shall be borne and

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shared equally by the Company and the Medical Group. In the event that the parties are unable to agree upon such an investment banking or other qualified firm within ten (10) days after the date on which either party may initially propose such a firm, a qualified firm shall be selected in the following manner:

          First, the Stockholder shall send a list of four such firms, arranged in order of the Stockholder's preference, by written notice to the Company within seven (7) days after the expiration of the above referenced 10-day period. If the Stockholder does not furnish such list to the Company within the required time period, the Company may, within seven (7) days following expiration of the initial seven-day period, submit a list of four such firms to the Stockholder.

          Second, the Company (or the Stockholder, as applicable) shall select, within seven (7) days after receipt of the above-referenced list, one of the firms identified on such list and shall give written notice thereof to the other party. If the recipient of such list does not make any such selection, the firm identified as the first choice on such list shall be deemed acceptable and agreeable to each of the parties.

     (c) "Internal Revenue Code" means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

     (d) "Lender Securities" means the shares of Common Stock or any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock and securities received in respect thereof, which are held by a Lender and which have not theretofore been sold to the public pursuant to a registration under the Securities Act or pursuant to Rule 144.

     (e) "Lender" means any Person that has loaned (prior to the date hereof) or may lend (at any time hereafter) funds to the Company and in connection with such lending has obtained or may obtain registration rights.

     (f) "Original Value" of each share of Restricted Stock purchased hereunder will be equal to seventy-five cents ($.75) (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

     (g) "Other Shares" means at any time those issued and outstanding shares of Common Stock that do not constitute Primary Shares or Registrable Shares.

     (h) "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability corporation or partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     (i) "Permitted Transferee" means, as to the Stockholder, any transferee who acquires the Restricted Shares pursuant to a Permitted Transfer or any other transfer made in accordance with the provisions of this Agreement.

     (j) "Permitted Transfer" means, as to the Stockholder, (i) any sale or transfer of Vested Shares to (A) the spouse or lineal descendants of such Stockholder or (B) a trust for the benefit of any of the foregoing and (ii) any sale or transfer of Vested Shares or Unvested Shares to any other Stockholder, or any physician who, as of the date of such transfer, is an equity owner in the Medical Group.

     (k) "Primary Shares" means at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

     (l) "Public Sale" means any sale of Restricted Stock to the public pursuant to an offering registered under the 1933 Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the 1933 Act.

     (m) "Registrable Shares" means the shares of Common Stock or any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock and any securities received in respect thereof, which are held by the Stockholders and which have not theretofore been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144; provided that, unvested shares shall not under any circumstance be Registrable Shares.

     (n) "Restricted Shares" has the meaning set forth in Section 1(a). The Restricted Shares will continue to be Restricted Shares in the hands of any holder other than the Stockholder (except for the Company and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of the Restricted Shares will succeed to all rights and obligations attributable to the Stockholder as the holder of the Restricted Shares hereunder. The Restricted Shares will also include shares of the Company's capital stock issued with respect to the Restricted Stock by way of a stock split, stock dividend or other recapitalization.

     (o) "Venture Capitalists" means Naresh Nagpal and those venture capital firms that have acquired, prior to the date hereof, and may acquire, at any time hereafter, securities of the Company and in connection with such acquisition have obtained or may obtain registration rights.

     (p) "Venture Capital Shares" means the shares of Common Stock or any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock and any securities received in respect thereof, which are held by a Venture Capitalist and which have not theretofore been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144.

     (q) "1933 Act" means the Securities Act of 1933, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

     7. Indemnification.

     (a) The Company shall indemnify, defend and hold harmless the Stockholder against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Company contained in this Agreement.

     (b) The Stockholder shall indemnify and hold harmless the Company against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Stockholder contained in this Agreement.

     8. General Provisions.

     (a) Transfers in Violation of Agreement. Any sale, transfer, assignment or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (each, a "Transfer") or attempted Transfer of any Restricted Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Restricted Shares as the owner of such stock for any purpose.

     (b) Binding Effect of Management Services Agreement. The Stockholder hereby agrees to be bound by the provisions of Section 14 of the Management Services Agreement, which provisions such Stockholder has reviewed.

     (c) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     (d) Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     (e) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     (f) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Stockholder, the Company and their respective successors, permitted assigns, heirs, representatives and estate, as the case may be (including subsequent holders of Restricted Stock); provided, however, that the rights and obligations of the Stockholder under this Agreement shall not be assignable except in connection with a Permitted Transfer of Restricted Shares hereunder.

     (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to any choice of law or conflicting provision or rule (whether of the State of Florida or any other jurisdiction), that would cause the laws of any jurisdiction other than the State of Florida to be applied. In furtherance of the foregoing, the internal law of the State of Florida will control the interpretation and construction of this agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

     (h) Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Florida state court or Federal court of the United States of

America sitting in Palm Beach County, Florida, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Florida state court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (i) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Florida state or Federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (j) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs (including reasonable attorneys' fees) for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for the Company in the event of a breach of the provisions of this Agreement by the Stockholder and that the Company may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

     (k) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Stockholder and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof; provided, however, that the Company may amend, without the Stockholder's consent, Schedule A hereto upon consummation of a Permitted Transfer of shares hereunder to reflect the then current ownership of the Restricted Stock.

     (l) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, transmitted via telecopier, mailed by first class mail (postage prepaid and return receipt requested) or sent by nationally-recognized overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via telecopier, five days after deposit in the U.S. mail and one business day after deposit with a nationally-recognized overnight courier service.


      (i)      If to the Company, to:

               Bone, Muscle and Joint, Inc.
               4800 North Federal Highway, Suite 104D
               Boca Raton, Florida  33431
               Attention:  Naresh Nagpal, M.D., President
               Telephone:  (561) 391-1311
               Telecopier: (561) 391-1389;

               with a copy to:

               O'Sullivan Graev & Karabell, LLP
               30 Rockefeller Plaza, 41st Floor
               New York, New York  10112
               Attention:  Jeffrey S. Held, Esq.
               Telephone:  (212) 408-2417
               Telecopier: (212) 408-2420; and

      (ii) If to the Stockholder, to his or her address set forth on the signature page hereto beneath his or her name;

               with copies to:

               Fishman and Stashak, M.D.'s, P.A.
               1411 North Flagler Drive
               Suite 8800
               West Palm Beach, Florida  33401
               Attention:  Eric S. Fishman, M.D.
               Telephone:  (561) 659-9000
               Telecopier: (561) 659-9009; and

               Moore & Menkhaus, P.A.
               4800 North Federal Highway
               Suite 210A
               Boca Raton, Florida  33431
               Attention:  David Menkhaus, Esq.
               Telephone:  (561) 394-7910
               Telecopier: (561) 393-6541.

     (m) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the State of Florida, the time period for giving notice or taking action shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

     (n) Attorneys' Fees. In the event of any dispute or controversy arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the other party all costs and expenses, including attorneys' fees and accountants' fees, incurred in connection with such dispute or controversy.

     (o) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (p) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

     (q) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.


                                     * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement effective as of the date first written above.


                              COMPANY

                              BONE, MUSCLE AND JOINT, INC.


                              By:
                              -----------------------------
                                 Name:
                                 Title:

                              STOCKHOLDER

                              -----------------------------
                              Signature

                              -----------------------------
                              Printed Name

                              Address for notices:

                              -----------------------------

                              -----------------------------

                              ------------------------------




MEDICAL GROUP

ACCEPTED AND AGREED
AS TO PARAGRAPHS 3(a) and 5(b)

FISHMAN AND STASHAK, M.D.'S, P.A.


By:
------------------------------
   Name:
   Title:

                                                                  EXECUTION COPY

                              AMENDMENT NO. 1 TO THE RESTRICTED STOCK AGREEMENT dated as of September 10, 1997, between BONE, MUSCLE AND JOINT, INC., a Delaware corporation (the "Company"), and the individual identified on the signature page hereof (the "Stockholder").


     Reference is made to the Restricted Stock Agreement entered into as of July 3, 1997 (the "Restricted Stock Agreement"), pursuant to which the Stockholder acquired shares (the "Restricted Shares") of the common stock of the Company, par value $0.001 per share (the "Common Stock"). The parties hereto desire to amend certain of the provisions of the Restricted Stock Agreement relating to the vesting of the Restricted Shares and the transferability thereof.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     SECTION 1. All capitalized terms used but not defined herein have the meanings ascribed in the Restricted Stock Agreement.

     SECTION 2. Section 2 to the Restricted Stock Agreement is hereby amended in its entirety, to read as follows:

     "2. Vesting of the Restricted Shares.

          (a) Except as otherwise provided in Section 2(b) below, the Restricted Shares shall become vested in accordance with the following schedule, if, as of each such date, (i) the Management Services Agreement has not been terminated, (ii) there has not been a Cessation of Active Practice (as defined in paragraph 2(c) below) by the Stockholder, (iii) the Stockholder has not become permanently disabled (as described in Section 3(a)(iii) below), and (iv) the Stockholder has not died:

      Anniversary Date                               Percentage of
     of this Agreement                          Restricted Stock Vested
     -----------------                          -----------------------
           First                                          25%
           Second                                         25%
           Third                                          25%
           Fourth                                         25%

               For purposes of this Agreement, "Anniversary Date of this Agreement" means June 1 of each year after 1997. Restricted Shares which have become vested are referred to herein as "Vested Shares" and all other Restricted Shares are referred to herein as "Unvested Shares."

               (b) Notwithstanding the foregoing, in the event of the death of the Stockholder, in addition to any shares that have vested in accordance with paragraph 2(a) above, the number of Unvested Shares, if any, that would have become Vested Shares during the 12-month period immediately following the date of death had such death not occurred shall be deemed Vested Shares as of the date of death.

               (c) For purposes of this Agreement, "Cessation of Active Practice" means the Stockholder's resignation from or termination of employment with the Medical Group (other than by reason of death or permanent disability)."

               SECTION 3. Section 3 to the Restricted Stock Agreement is hereby amended in its entirety, to read as follows:

     "3. Forfeiture and Repurchase of Restricted Shares.

               (a) In the event of the Cessation of Active Practice by or the death or permanent disability of the Stockholder (the "Forfeiture Event"), the following provisions shall apply.

               (i) The Stockholder or the estate (in the case of death) of the Stockholder shall transfer to the Medical Group, all of the Unvested Shares held by the Stockholder. Such Unvested Shares shall be transferred for no consideration from the Company and the stock certificate(s) representing those shares shall be delivered to the Company, no later than thirty (30) days after the Forfeiture Event, duly endorsed for transfer in accordance with this Section 3(a). The Company shall, within thirty (30) days after its receipt of a joinder to this Agreement executed by the Medical Group, issue and deliver to the Medical Group a certificate representing the Unvested Shares. Such Unvested Shares shall continue to vest according to the vesting schedule set forth in Section 2(a) above.

               (ii) The Medical Group shall not Sell (as hereinafter defined) any Unvested Shares to any person or entity, other than to one or more physician employees or equity owners of the

          Medical Group, who prior to the receipt of such shares from the Medical Group had not acquired any shares of the Company's Common Stock pursuant to the Management Services Agreement between the Company and the Medical Group. As a condition to any such Sale, the transferee shall execute and deliver to the Company a Restricted Stock Agreement in substantially the form of this Agreement, effective as of the date of transfer of such shares. Any Unvested Shares distributed according to this Section 3(a) shall be subject to a vesting schedule identical to the schedule set forth in Section 2(a) hereof.

               (iii) For purposes of this Agreement, if the Stockholder is insured under a disability insurance policy, the determination under such policy as to whether such Stockholder's condition constitutes a permanent disability shall be binding on the parties hereto. If the Stockholder is not insured under a policy of disability insurance, such determination shall be made by an independent qualified physician proposed by the Medical Group, subject to the approval of the Company, which approval shall not be unreasonably withheld.

               (b) In the event of the termination of the Management Services Agreement pursuant to Section 13 thereof (the "Repurchase Event") on or before the fourth anniversary of the Commencement Date (as defined therein), the Company shall have the right (but not the obligation) (the "Repurchase Option"), to be exercised in its sole discretion, to repurchase all or any portion of the Restricted Shares (whether vested or unvested and whether held by the Stockholder or one or more of the Stockholder's Permitted Transferees) pursuant to the terms and conditions set forth in this Section 3.

                    (i) The Company may elect to repurchase all or any portion of the Restricted Shares by delivering written notice (the "Repurchase Notice") to the Stockholder within ninety (90) days after the Repurchase Event; provided, however, that, if the Company elects to repurchase less than all of the Restricted Shares, the Company shall first repurchase Unvested Shares and then repurchase that number of Vested Shares, if any, as the Company may, in its sole discretion, elect. The Repurchase Notice shall set forth the number of Unvested Shares and Vested Shares to be repurchased, the aggregate consideration to be paid for such shares, and the time and place for the closing of the transaction. The purchase price payable for each Unvested Share shall equal the Original Value for such share and the purchase price payable for each Vested Share shall equal the Fair Market Value for such share. If the Company decides to repurchase Restricted Shares from any Stockholder pursuant to this Section 3(b), then the Company must purchase that number of Restricted Shares which it has elected to repurchase from all of the Stockholders pro rata according to the number of shares of Restricted Shares held by all of the Stockholders at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest whole share).

                    (ii) The closing of the repurchase of Restricted Shares
               pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than sixty (60) days nor less than five (5) days after the delivery of the Repurchase Notice. The Company shall pay for Restricted Shares to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of funds in the aggregate amount of the repurchase price for the shares; provided, however, that in the event that the Medical Group is obligated to pay to the Company any sums in connection with the repurchase of assets by the Medical Group pursuant to
               Section 13.5 of the Management Services Agreement, the total amount of such sums may be offset by the Company against any amounts owed by the Company to the Stockholders pursuant to this Agreement (if such Stockholder is, at such time, an equity owner of or partner in the Medical Group), such offset amount to be allocated pro rata among all of the Stockholders who at such time hold equity of or are partners in the Medical Group. The Company's payment under this Section 3(b) shall be subject to the terms and provisions of any financing agreement, if any, to which the Company is a party, its certificate of incorporation and the operation of law. The Company is entitled to receive representations and warranties from the Stockholder regarding (x) the Stockholder's power, authority and legal capacity to enter into such sale and to transfer valid right, title and interest in such Restricted Shares, (y) the Stockholder's ownership of such Restricted Shares and the absence of any liens, pledges, and other encumbrances on such Restricted Shares and (z) the absence of any violation, default, or acceleration of any agreement or instrument pursuant to which the Stockholder or the Stockholder's assets are bound resulting from such sale.

          (c) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Restricted Shares by the Company under this
     Section 3 shall be subject to applicable restrictions, if any, contained in its certificate of incorporation, any financing agreement to which the Company is a party, Federal law or in the Delaware General Corporation Law

     and, if any such restrictions prohibit or otherwise delay the repurchase of Restricted Shares hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so.

          (d) In the event that any Restricted Shares are repurchased pursuant to this Section 3, the Stockholder and his or her successors and assigns shall, at the Company's expense, take all reasonable steps to obtain all required third-party, governmental and regulatory consents and approvals and take all other reasonable actions necessary to facilitate consummation of such repurchase in a timely manner."

     SECTION 4. Section 8(b) of the Restricted Stock Agreement is hereby amended by deleting "Section 14" on the third line thereof and inserting "Section 13.6" in lieu thereof.

     SECTION 5. This Amendment No. 1 shall be deemed effective as of July 3, 1997. Except as expressly provided in this Amendment No. 1, the Restricted Stock Agreement remains in full force and effect in accordance with its terms.

     SECTION 6. This Amendment No. 1 may be executed in more than one counterpart, and by the parties hereto in separate counterparts, and each such counterpart shall constitute an original instrument, but all such counterparts taken together shall constitute one and the same Amendment.

     SECTION 7. This Amendment No. 1 shall by governed by, construed and interpreted in accordance with the laws of the State of Florida.

                                     * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Restricted Stock Agreement effective as of the date first written above.

                                                  COMPANY
                                                  -------

                                                  BONE, MUSCLE AND JOINT, INC.



                                                  By:
                                                  ---------------------------






                                                  STOCKHOLDER
                                                  -----------


                                                  ---------------------------
                                                  Gerald T. Stashak, M.D.